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EXHIBIT 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11139, 333-11191, 333-11195, 333-57643, 333-57641, 333-85247,
333-48672, 333-48670, 333-67158, 333-82170 and 333-100541) of our report dated
January 11, 2002 (except for Note 9, as to which the date is January 6, 2003and
Note 10, as to which date is October 31, 2002), with respect to the financial statements of Infotech Solutions Corporation included in the Form 8-K/A.

                                               /s/ Berry, Dunn, McNeil & Parker

Portland, Maine
January 13, 2003